Powering the Experience Economy Q3 2026 Shareholder Letter | Investors.shift4.com SHOP DINE STAY PLAY Exhibit 99.1

2 Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; non-GAAP net income; non-GAAP EPS; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees ("GRLNF"), including total and organic, represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Non-GAAP net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GRLNF. Free cash flow represents net cash provided by operating activities adjusted for certain non-discretionary capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA, GRLNF, Non-GAAP net income, Non-GAAP EPS, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2026, we are unable to provide a reconciliation of GRLNF, Adjusted EBITDA, Adjusted Free Cash Flow and Non-GAAP EPS to Gross Profit, Net Income, net cash provided by operating activities, and net income (loss) per Class A and C share, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our future results of operations and financial position, status of our growth algorithm, business strategy and plans; the anticipated benefits of and costs associated with recent acquisitions, including the Paramount Commerce acquisition and the timing thereof; objectives of management for future operations and activities, including, among others, statements regarding expected growth, international expansion in 75+ countries, macroeconomic factors and their impacts on our business, future capital expenditures, debt covenant compliance, financing activities, debt service obligations, the Simplification Transactions, the Company Benefits, our financial outlook and guidance for the fourth quarter, full year 2026 or any other period, including key performance indicators, anticipated synergies and financial results as a result of the Global Blue acquisition, and the timing of any of the foregoing are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; non-GAAP net income; non-GAAP EPS; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees ("GRLNF"), including total, organic, and on a constant currency basis, represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Non-GAAP net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GRLNF. Free cash flow represents net cash provided by operating activities adjusted for certain non-discretionary capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA, GRLNF, Non-GAAP net income, Non-GAAP EPS, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. We do not attempt to provide reconciliations of GRLNF, Adjusted EBITDA, Adjusted Free Cash Flow and Non-GAAP EPS to Gross Profit, Net Income, net cash provided by operating activities, and net income per Class A and C share, respectively, the nearest comparable GAAP measures, because the impact and timing of the certain items excluded from our GAAP results is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. the inability to integrate the Global Blue business successfully or realize the synergies and related benefits; the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; dispositions, and other strategic transactions; risks associated with our Series A Mandatory Convertible Preferred Stock; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing across different markets where we conduct our business; risks associated with a variety of laws and regulations, including those relating to financial services, money-laundering, anti-bribery, sanctions, and counter-terrorist financing, consumer protection and cryptocurrencies; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign regulations governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; and our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business, and the timing of any of the foregoing. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Part II, Item 1A. in our Quarterly Report on Form 10-Q for the period ended September 30, 2026, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward- looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

November 5, 2026 Dear Fellow Shareholders, 2026 has thus far been a painful year for shareholders. Our share price is down roughly 40% since the beginning of the year, and skepticism remains high for both our company and the sector more broadly. As a group, employees and our founder own over 40% of the company. We share your pain and sincerely appreciate the confidence our long-term shareholders have in the business. I can speculate on the efficiency of markets and the broader environment, but the more productive exercise is to focus on our business performance, its evolution over time and why our story is so misunderstood at times. To that end, we clearly have work to do. I believe this quarter and year as a whole will serve as proof points of the durability of our business, our ability to allocate capital for diversified growth, and the power of our products; that are category leaders across multiple attractive verticals and continue to win. We can also make the story easier to understand and our strategy more predictable to our investors. Durability: During the quarter we largely achieved our guidance despite what I would categorize as a more challenging backdrop than we’ve seen in recent years. Travel disruption continues to weigh on our Tax-Free Shopping business, and same store sales continued to face pressure off reasonably low comparables. Despite this: • Gross revenue was $1.3 billion, up 12% year over year; Gross revenue less network fees were $648 million and gross profit was $434 million, up 10% (or 9% on an organic constant currency basis) and 6% year over year, respectively. • Payments based revenue less network fees, our north star, grew 18% in the quarter and 23% year to date. • Net income was $40 million for the quarter. EBITDA was $261 million and Adjusted EBITDA was $310 million. Each was up 13% and 6% respectively. • Lastly, net cash from operating activities was $221 million and Adjusted Free Cash Flow was $200 million, a quarterly record. While we continue to feel the impact of both travel disruptions, which has been more pronounced in the fourth quarter, and weaker same store sales, we are growing despite them. I believe these headwinds will abate in the times ahead. Capital Allocation: Our free cash flow affords us the ability to invest in multiple avenues of growth while also returning capital to shareholders in the form of stock repurchases. During the quarter we invested record amounts in product development and expanded into multiple new country markets, we repurchased roughly 5% of shares outstanding and made progress towards an exciting M&A transaction that will both expand our capabilities and bring us attractive customers at reasonable cost. Each of these areas of investment will continue to drive earnings per share growth.

Products that Win: This quarter we signed Kahala Brands, now our single largest restaurant customer, added the MSG Sphere and several EU hotels, and won Kering, one of the largest luxury groups in the world, whose brands include Gucci, for tax-free shopping. Our experience handling the most demanding consumer experiences and product suite designed for “in real life” engagement is why such amazing customers trust Shift4. Handling the World Cup, or World Series for that matter, gives our merchants the confidence needed to choose Shift4. The Road Ahead: We continue to see opportunities to trade single product revenue for higher quality payments-based revenues and will do that as aggressively as we can. Our international expansion remains on track but can also improve from here. We are live in 15 countries with Shift4 One ahead of schedule and expect to be exiting the year with nearly $50M in synergies from Global Blue, which puts us well on our way to our previously stated 2027 synergy target of $70M. As mentioned previously, this performance is not without room for criticism. Travel disruptions, currency fluctuation, inflation, and same-store sales have all created tangible headwinds for the business. We are revising our full year 2026 Volume guidance to $240 to $250 billion, tightening the upper end of the range, lowering our full-year 2026 Gross Revenue less Network Fees guidance to $2.45 to $2.46 billion, and adjusting full-year Adjusted EBITDA to $1.11 to $1.13 billion. Despite these downward revisions, we are also affirming Adjusted Free Cash Flow of $465 to $475 million. For those keeping score, this guidance is roughly 4% lower on Gross Revenues Less Network Fees and 6% lower on Adjusted EBITDA than our original full year 2026 guidance. Free Cash Flow conversion is unchanged at 42%. We believe these revisions reflect both an acknowledgement of continued macro challenges and also near-term opportunities to accelerate payments-based revenue growth in the quarters ahead. Since our IPO we have grown our revenues by 35% annually, diversified across multiple industry verticals and dozens of geographies, improved EBITDA margins by 55%, and equity dilution of just 9%. Boldly Forward, Taylor Lauber Chief Executive Officer tlauber@shift4.com

PERFORMANCE HIGHLIGHTS

Third Quarter 2026

+11% YoY VOLUME	+6% YoY GROSS PROFIT	+10% YoY GROSS REVENUE LESS NETWORK FEES(A)	$0.37 GAAP DILUTED EPS $1.49 NON-GAAP EPS(A)	$40M NET INCOME	$310M +6% YoY ADJUSTED EBITDA(A)

- Volume of $61 billion during Q3 2026, +11% YoY.
- Gross revenue of $1,319 million, +12% YoY.
- Gross profit of $434 million, +6% YoY.
- Gross revenue less network fees of $648 million; +10% YoY, or +9% YoY on an organic constant currency basis.(A)
  - Payments-Based Gross Revenue Less Network Fees: $402 million, +18% YoY
  - Tax-Free Shopping: $139 million, +7% YoY
  - Subscription and Other: $107 million, -10% YoY

- Net income for Q3 2026 was $40 million. Net income per Class A share was $0.38 and $0.37 on a basic and diluted basis, respectively. Non-GAAP net income for Q3 2026 was $132 million, resulting in $1.49 of non-GAAP EPS.
- EBITDA of $261 million and Adjusted EBITDA of $310 million for Q3 2026, +13% YoY and +6% YoY, respectively. Adjusted EBITDA margin of 48% for Q3 2026.(A)
- Net cash provided by operating activities of $221 million and Adjusted Free Cash Flow of $200 million for Q3 2026, +28% YoY and +42% YoY, respectively.(A)

Volume

($BILLION)


Q3 2026 Payment volumes were
~2.9x
Q3 2022 levels
64bps
Q3 2026
Blended Spreads
31% CAGR
$21
$28
$44
$55
$61
Q3-22
Q3-23
Q3-24
Q3-25
Q3-26

Gross Profit & Gross Revenue Less Network Fees

($MILLION)


Gross Profit: 4-Year CAGR 36%
Gross Revenue Less Network Fees: 4-Year CAGR 35%
$128
$197
$171
$243
$253
$365
$409
$589
$434
$648
Q3-22
Q3-23
Q3-24
Q3-25
Q3-26

Net Income & Adjusted EBITDA

($MILLION)


Net Income
Adjusted EBITDA
$33
$293
$53
$304
$12
$234
$24
$284
$40
$310
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow

($MILLION)


Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$172
$141
$224
$171
$134
$88
$63
$21
$221
$200
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

SHIFT4
5

6 (1) The Global Blue acquisition closed on July 3, 2025. YTD Progress vs. Our Growth Algorithm Continuing to demonstrate durability across our Growth Algorithm YTD Growth Algorithm Tracking Status Payments-Based GRLNF (Total) 23% Low-20s% Growth In-Line Americas 16% Mid-Teens Growth In-Line Worldwide (ex. Americas) 44% High-20s% Growth Ahead Tax-Free Shopping (TFS) 6% MSD PF Growth In-Line Subscription & Other 2% LSD Growth Below Total GRLNF Growth 33% 26%-31% Organic GRLNF Growth 10% _ Blended Spreads 64 bps ~60 bps Ahead TBU - also foot that now includes GB?

7 #1 in Hospitality in U.S. One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof #1 in Luxury Retail Globally Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries Earned brand trust with the most influential brands in the global Experience Economy Increasingly differentiated platform with capabilities enhanced through each challenge solved Unmatched software integration library in our leading verticals, that grows through network effect Value proposition continuously enhanced by consumer and merchant insights from our proprietary data assets An unparalleled capital allocation model with a proven track record, which accelerates everything we do #1 in Sports & Entertainment in U.S. The most comprehensive owned solution in the sector - everything from concessions to merchandise to ticketing We Power the Experience Economy Across all of our verticals, we enable businesses to deliver the Moments that Matter #2 in Restaurants in U.S. World class technology, sophisticated distribution, and an overall lower cost of ownership Delivering in-person payments in the most demanding experience environments 1 2 3 4 5 How do we win?

8 Restaurants Shift4 continues to gain market share in restaurants, winning new restaurants across the world every day Luxury Retail Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries Sports & Entertainment Powering payments through POS, mobile ordering, ticketing, and more Winning Across the Experience Economy We continue to gain market share worldwide across the entire Experience Economy Hospitality Continuing to expand market share in hospitality vertical globally SHIFT4 ONE NOW LIVE IN 15 COUNTRIES

9 Unified Commerce We continue to see other opportunities for growth in the experience economy • One platform, one integration, global reach … informed by most demanding customers • Supports cross-border and local acquiring, robust developer toolkit and simple to use unified dashboard • Fast and reliable instant payouts across expanding catalog of domestic payment schemes and alternative payment methods • AI-enabled authorization rate optimization and AI-powered fraud prevention • Ability to process payments in 6 continents How do we win UNIFIED COMMERCE? ShareGroop Flatpay Designer Brands Bitpanda Northstake Bootz 4Finance Wine.com Black Oak GmbH Inclusive Finance (Judopay) Community Foundation for Northeast Georgia Lutheran Social Services of Illinois OSF Healthcare Foundation Saint Mary's College of California Save the Children Global Ventures Telamon Corporation The Miami Foundation Vanco (expansion) Donorbox (expansion) National Cryptocurrency Association GIVING TRAVEL GAMING E-COMMERCE One platform, one integration, global reach … informed by most demanding customers Supports cross-border and local acquiring, robust developer toolkit and simple to use unified dashboard Fast and reliable instant payouts across expanding catalog of domestic payment schemes and alternative payment methods AI-enabled authorization rate optimization and AI-powered fraud prevention Ability to process payments in 6 continents 1 2 3 4 5 How do we win UNIFIED COMMERCE?

10 North America Accelerating Global Expansion We are taking our industry leading products into new geographic markets around the world LUXURY RETAILHOSPITALITY SPORTS & ENTERTAINMENT UNIFIED COMMERCE Europe Asia South America Africa Australia Enabling Commerce in 75+ Countries FOOD & BEVERAGE

11 New Markets Live Shift4 continues to gain traction in luxury retail SMBs across Europe SEIKO GEHMACHER PARIS 64FAIRWAY & BLUE Now live in 15 countries across Europe LIVE NOW COMING SOON Add checkmark graphic Early achievement of our 2026 goal of 15 countries

12 Volume $240 Billion $250 BillionTO FY 2026 +15% YoY +20% YoY (Prior 24%) Gross Revenue Less Network Fees(A) $2.45 Billion $2.46 Billion TO FY 2026 +24% YoY (Prior 25%) +24% YoY (Prior 28%) Adjusted EBITDA(A) $1.11 Billion $1.13 Billion TO FY 2026 +15% YoY (Prior 19%) +17% YoY (Prior 22%) from $965 Million to $990 Million Non-GAAP EPS(A)(B) $5.05 $5.15 Adjusted Free Cash Flow(A) $465 Million $475 Million TO FY 2026 42% Adj. FCF Conversion (Prior 40%) 42% Adj. FCF Conversion (Prior 40%) TO FY 2026 Adjusting Full Year 2026 Guidance and Quarterly Guidance for the Balance of the Year Q4 2026 Q4 2026 Q4 2026 See page 2 for a description of non-GAAP financial measures and information regarding a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. (A) Assumes a 26% effective tax rate.(B) $155 Million $165 Million TO 54% Adj. FCF Conversion 53% Adj. FCF Conversion $285 Million $300 Million TO +8% YoY +16% YoY $625 Million $640 Million TO +8% YoY +17% YoY (Prior $5.15 to $5.35) +2% YoY +5% YoY -6% YoY -1% YoY 54% Adj. FCF Conversion 55% Adj. FCF Conversion

13 Disciplined Capital Allocation Framework with a Proven Track Record of Results Pending Acquisition of Paramount Commerce BUSINESS OVERVIEW • Canada’s leading A2A payments platform: powers instant pay-by-bank deposits and payouts for FanDuel, DraftKings, Bet365, MoonPay, Lenovo, and Telus • Real-time payment and instant funding: first Interac e-Transfer payment processor Participant in Canada • A2A across the Experience Economy: ◦ Dine: same-day tip payouts ◦ Stay: lower-cost settlement on high-ticket bookings ◦ Play: pay-by-bank for season tickets and premium suites ATTRACTIVE USE OF CAPITAL • <8x upfront EBITDA multiple for Rule of 40 growth profile • Earnout is tied to both gross profit growth and geographic expansion, so the effective multiple falls as targets are hit • Disciplined tuck-in: true to our Build/Buy/Partner playbook CAPABILITIES ENHANCEMENT • A full payouts stack: instant A2A complements the payout capabilities we gained through Global Blue and Bambora • One integration for instant payouts: enterprise merchants now expect instant payouts, and we will soon offer them through a single integration PRODUCT & PLATFORM INVESTMENTS [ANY UPDATES?] • Released next generation payment application and terminal management software, including DCC • Released multi-location enhancements and quick service feature set within Shift4 Dine • Shift4 One now live in 15 countries across Europe, already ahead our goal of 15+ countries in 2026, combining payment processing, luxury TFS, and DCC in one handheld device • Integration of AI-powered propensity models across our tax-free shopping platform • Another record quarter of technology investment and product development adding Telus & Interac logos remove and pull interact logo here $175mm remaining under existing authorization, with a further $1B authorization recently approved CUSTOMER ACQUISITION • Eliminate upfront costs for our merchants by providing essential hardware • Provide financial incentives to align our partners and salespeople • Opening new markets across the world • Shift4 Dine making progress globally, including in the recent additions of Spain and Australia PRODUCT & PLATFORM INVESTMENTS • Another record quarter of technology investment and product development, bolstering our commitment to providing a best-in-class experience for our merchants • Shift4 One all-in-one product now live with payments, TFS and DCC in 15 countries • Introduced Enterprise loyalty for hospitality enabling every guest touchpoint to drive loyalty and rewards • Introduced Location Manager 2.0, a new Unified Analytics platform for Shift4 Dine • Continued TFS platform enhancements including QR Code Invoice capture and a new Control Center for merchants ACQUISITIONS, DIVESTITURES, & INVESTMENTS • Deployed $6.0 Billion since 2020 • Currently focused on tuck-in opportunities that accelerate our strategic initiatives • Disciplined execution of tuck-in acquisitions with high value creation potential SHARE REPURCHASE • Cumulatively returned $1.4 Billion to shareholders since 2020 • We have repurchased a total of 24mm shares, which represents 24% of total outstanding shares • Repurchased 4.2mm shares for $190mm in Q3 2026 (14.8mm total shares under existing authorization), as well as $10M of preferred shares • Demonstrated a disciplined commitment to managing dilution - an owner's mentality

14 APPENDIX Financial Information

15 Third Quarter of 2026 Condensed Consolidated Balance Sheets UNAUDITED In millions September 30, 2026 December 31, 2025 ASSETS Current assets Cash and cash equivalents $ 1,242 $ 964 Settlement assets 720 350 Accounts receivable, net 740 742 Prepaid expenses and other current assets 127 125 Total current assets 2,829 2,181 Noncurrent assets Equipment for lease, net 265 233 Property, plant and equipment, net 42 42 Right-of-use assets 55 67 Goodwill 2,739 2,704 Capitalized customer acquisition costs, net 109 89 Other intangible assets, net 2,764 2,921 Deferred tax assets 589 391 Other noncurrent assets 78 85 Total assets $ 9,470 $ 8,713 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ 650 $ 10 Settlement liabilities 710 343 Accounts payable 648 679 Accrued expenses and other current liabilities 270 242 Current portion of TRA liability 14 23 Current lease liabilities 16 17 Total current liabilities 2,308 1,314 Noncurrent liabilities Long-term debt 4,833 4,536 Noncurrent portion of TRA liability 213 346 Deferred tax liabilities 458 471 Noncurrent lease liabilities 41 53 Other noncurrent liabilities 37 36 Total liabilities 7,890 6,756 Redeemable noncontrolling interests 5 10 Stockholders' equity Additional paid-in-capital - common stock 1,212 889 Additional paid-in-capital - preferred stock 988 973 Accumulated other comprehensive income (loss) (57) 47 Retained deficit (690) (467) Total stockholders' equity attributable to Shift4 Payments, Inc. 1,453 1,442 Non-redeemable noncontrolling interests 122 505 Total stockholders' equity 1,575 1,947 Total liabilities, redeemable noncontrolling interests and stockholders' equity $ 9,470 $ 8,713

Third Quarter of 2026

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Nine Months Ended	
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Gross revenue	$ 1,319	$ 1,177	$ 3,735	$ 2,991
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(860)	(748)	(2,438)	(2,013)
General and administrative expenses	(216)	(189)	(663)	(473)
Revaluation of contingent liabilities	1	3	1	7
Depreciation and amortization expense (A)	(83)	(86)	(271)	(199)
Professional expenses	(19)	(35)	(55)	(69)
Advertising and marketing expenses	(12)	(7)	(34)	(21)
Income from operations	**130**	**115**	**275**	**223**
Loss on extinguishment of debt	—	(9)	—	(12)
Interest income	12	17	20	49
Other income (expense), net	3	(1)	3	(5)
Gain on investments in securities	—	—	2	—
Change in TRA liability	(1)	—	(1)	2
Interest expense	(78)	(61)	(208)	(129)
Income before income taxes	**66**	**61**	**91**	**128**
Income tax benefit (expense)	(26)	(28)	(15)	(34)
Net income	**40**	**33**	**76**	**94**
Less: Net (income) loss attributable to noncontrolling interests	(2)	(5)	(1)	(15)
Net income attributable to Shift4 Payments, Inc.	**38**	**28**	**75**	**79**
Less: Preferred dividends	(16)	(15)	(47)	(25)
Net income attributable to common stockholders	**$ 22**	**$ 13**	**$ 28**	**$ 54**
Net income per share attributable to Class A and Class C common stockholders (B)				
Basic	$ 0.38	$ 0.19	$ 0.46	$ 0.78
Diluted	$ 0.37	$ 0.17	$ 0.46	$ 0.70
Weighted average Class A and Class C common shares outstanding (B)				
Basic	77,512,381	68,561,823	76,825,680	68,503,198
Diluted	78,213,540	90,682,921	77,498,364	90,874,987

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $25 million and $73 million for the three and nine months ended September 30, 2026, respectively and $20 million and $53 million for the three and nine months ended September 30, 2025, respectively.

(B) Prior to fiscal year 2026, Shift4 presented basic and diluted net income per share separately for Class A and Class C common stock. In the current period, Shift4 elected to present a single net income per share amount for these classes as they have identical economic rights. Prior period amounts have been conformed to the current presentation.

SHIFT4

16

Third Quarter of 2026

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Nine Months Ended	
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
OPERATING ACTIVITIES				
Net income	$ 40	$ 33	$ 76	$ 94
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	129	125	403	298
Equity-based compensation expense	19	16	66	57
Revaluation of contingent liabilities	(1)	(3)	(1)	(7)
Gain on investments in securities	—	—	(2)	—
Change in TRA liability	1	—	1	(2)
Amortization of capitalized financing costs, net of premium accretion	3	3	8	12
Loss on extinguishment of debt	—	9	—	12
Provision for bad debts	8	2	21	8
Deferred income taxes	(28)	14	(49)	(7)
Unrealized foreign exchange (gains) losses	(4)	1	(7)	5
Payments on contingent liabilities in excess of initial fair value	(2)	—	(2)	(1)
Change in other operating assets and liabilities	56	(28)	(96)	(59)
Net cash provided by operating activities	**221**	**172**	**418**	**410**
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired [(A)]	(29)	(2,564)	42	(2,568)
Acquisition of equipment to be leased	(28)	(36)	(96)	(89)
Capitalized software development costs	(30)	(31)	(90)	(68)
Acquisition of property, plant and equipment	(5)	(7)	(17)	(9)
Deposits with sponsor bank, net	4	—	(13)	(27)
Residual commission buyouts	(1)	(12)	(4)	(20)
Proceeds from sale of investments in securities	4	1	4	3
Investments in securities	—	—	—	(3)
Net cash used in investing activities	**(85)**	**(2,649)**	**(174)**	**(2,781)**
FINANCING ACTIVITIES				
Proceeds from long-term debt	990	1,000	990	2,313
Proceeds from preferred stock	—	—	—	1,000
Repayment of debt	(5)	—	(7)	(450)
Deferred financing costs	(9)	(28)	(12)	(73)
Settlement line of credit	(4)	—	13	27
Settlement activity, net	(13)	(29)	(13)	(58)
Proceeds from common stock	—	88	—	88
Acquisition of noncontrolling interests	—	(47)	(6)	(47)
Repurchases of Class A common stock	(190)	—	(511)	(148)
Repurchase of preferred stock	(10)	—	(10)	—
Payments for withholding tax related to vesting of restricted stock units	(1)	(4)	(11)	(23)
Payments of preferred dividends	(15)	(15)	(46)	(15)
Payments on contingent liabilities	(2)	—	(2)	(2)
Distributions to noncontrolling interests	—	—	(141)	(19)
TRA liability payments and other financing activities	—	—	(21)	(2)
Net cash provided by (used in) financing activities	**741**	**965**	**223**	**2,591**
Effect of exchange rate changes on cash and cash equivalents	—	(31)	(14)	51
Net increase in cash	**877**	**(1,543)**	**453**	**271**
Cash and cash equivalents, beginning of period	761	3,253	1,185	1,439
Cash and cash equivalents, end of period [(B)]	$ **1,638**	$ **1,710**	$ **1,638**	$ **1,710**

(A) Includes $185 million of settlement-related cash acquired from Bambora on March 2, 2026, resulting in a net cash inflow for the nine months ended September 30, 2026.

(B) The ending balance as of September 30, 2026 includes $396 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

SHIFT4

17

Third Quarter of 2026

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees ("GRLNF")

UNAUDITED

In millions

	Three Months Ended		Nine Months Ended	
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Payments-based revenue	$ 1,073	$ 928	$ 3,063	$ 2,552
TFS revenue	139	130	358	130
Subscription and other revenue	107	119	314	309
GROSS REVENUE	**1,319**	**1,177**	**3,735**	**2,991**
Less: Network fees	(671)	(588)	(1,914)	(1,620)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(189)	(160)	(524)	(393)
Less: Depreciation of equipment under lease	(25)	(20)	(73)	(53)
GROSS PROFIT	**$ 434**	**$ 409**	**$ 1,224**	**$ 925**
GROSS PROFIT	**$ 434**	**$ 409**	**$ 1,224**	**$ 925**
Add back: Other costs of sales	189	160	524	393
Add back: Depreciation of equipment under lease	25	20	73	53
GRLNF	**$ 648**	**$ 589**	**$ 1,821**	**$ 1,371**

	Three Months Ended							
	September 30, 2022	September 30, 2023	September 30, 2024	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Payments-based revenue	$ 509	$ 627	$ 807	$ 928	$ 919	$ 917	$ 1,073	$ 1,073
TFS revenue	—	—	—	130	125	102	117	139
Subscription and other revenue	38.0	48	102	119	145	102	105	107
GROSS REVENUE	**$ 547**	**675**	**909**	**1,177**	**1,189**	**1,121**	**1,295**	**1,319**
Less: Network fees	(350)	(432)	(544)	(588)	(579)	(572)	(671)	(671)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(61)	(63)	(98)	(160)	(160)	(157)	(178)	(189)
Less: Depreciation of equipment under lease	(8)	(9)	(14)	(20)	(21)	(22)	(26)	(25)
GROSS PROFIT	**$ 128**	**$ 171**	**$ 253**	**$ 409**	**$ 429**	**$ 370**	**$ 420**	**$ 434**
GROSS PROFIT	**$ 128**	**$ 171**	**$ 253**	**$ 409**	**$ 429**	**$ 370**	**$ 420**	**$ 434**
Add back: Other costs of sales	61	63	98	160	160	157	178	189
Add back: Depreciation of equipment under lease	8	9	14	20	21	22	26	25
GRLNF	**$ 197**	**$ 243**	**$ 365**	**$ 589**	**$ 610**	**$ 549**	**$ 624**	**$ 648**

SHIFT4

18

Third Quarter of 2026

Reconciliation of GRLNF - Total and Organic

	Three Months Ended			Three Months Ended			Three Months Ended		
	March 31, 2026	March 31, 2025	% Change	June 30, 2026	June 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Payments-Based GRLNF									
Organic (A)	$ 312	$ 274	14 %	$ 359	$ 314	14 %	$ 386	$ 339	14 %
Inorganic	33	3	NM	43	2	NM	16	1	NM
Total Payments-Based GRLNF	345	277	25 %	402	316	27 %	402	340	18 %
TFS Revenue									
Organic (A)	—	—	—	—	—	—	139	130	7 %
Inorganic	102	—	NM	117	—	NM	—	—	NM
Total TFS Revenue	102	—	NM	117	—	NM	139	130	7 %
Subscription and Other Revenue									
Organic (A)	89	88	1 %	92	93	(1) %	105	114	(8) %
Inorganic	13	4	NM	13	4	NM	2	5	NM
Total Subscription and Other Revenue	102	92	11 %	105	97	8 %	107	119	(10) %
Total GRLNF									
Organic (A)	401	362	11 %	451	407	11 %	630	583	8 %
Inorganic	148	7	NM	173	6	NM	18	6	NM
Total GRLNF	**$ 549**	**$ 369**	**49 %**	**$ 624**	**$ 413**	**51 %**	**$ 648**	**$ 589**	**10 %**

*NM = Not Meaningful

(A) Organic growth is defined as the change in GRLNF for the current period, excluding the impact of GRLNF attributable to acquisitions and divestitures completed in the prior four quarters. Acquisitions are defined as a capital investment whose trailing-four-quarter GRLNF at closing exceeds 1% of our prior fiscal-year GRLNF either individually or in the aggregate.

Reconciliation of GRLNF - Constant Currency ("CC")

	Three Months Ended			Three Months Ended			Three Months Ended		
	March 31, 2026	March 31, 2025	% Change	June 30, 2026	June 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Organic GRLNF, CC (A)	$ 393	$ 362	9 %	$ 449	$ 407	10 %	$ 634	$ 583	9 %
Total GRLNF, CC (A)	$ 527	$ 369	43 %	$ 618	$ 413	50 %	$ 652	$ 589	11 %

(A) Constant currency amounts for 2026 are calculated by translating current period amounts using the respective prior period average exchange rates, and are not adjusted for transactional gains or losses.

SHIFT4

19

Third Quarter of 2026

Reconciliations of Net Income to Adjusted EBITDA and Net Income to Non-GAAP Net Income

UNAUDITED

In millions, except per share data

	Three Months Ended				
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
NET INCOME	$ 33	$ 53	$ 12	$ 24	$ 40
Interest expense	61	61	65	65	78
Interest income	(17)	(10)	(5)	(3)	(12)
Income tax (benefit) expense	28	14	(24)	13	26
Depreciation and amortization	125	134	135	139	129
EBITDA	$ 230	$ 252	$ 183	$ 238	$ 261
Acquisition, restructuring and integration costs	30	16	23	15	28
Revaluation of contingent liabilities	(3)	3	—	—	(1)
Gain on sale of subsidiaries	—	(19)	—	—	—
Impairment of intangible assets	—	9	—	—	—
Loss on extinguishment of debt	9	—	—	—	—
Gain on investments in securities	—	—	—	(2)	—
Change in TRA liability	—	6	—	—	1
Equity-based compensation expense and related payroll tax	16	27	17	31	19
Foreign exchange and other nonrecurring items	11	10	11	2	2
ADJUSTED EBITDA	$ 293	$ 304	$ 234	$ 284	$ 310
ADJUSTED EBITDA	$ 293	$ 304	$ 234	$ 284	$ 310
GRLNF	$ 589	$ 610	$ 549	$ 624	$ 648
ADJUSTED EBITDA MARGIN (A)	50 %	50 %	43 %	46 %	48 %

(A) Represents Adjusted EBITDA divided by GRLNF.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
NET INCOME	$ 33	$ 53	$ 12	$ 24	$ 40
ADJUSTMENTS:					
Amortization of acquired intangible assets	78	82	81	79	67
Sum of adjustments from EBITDA to Adjusted EBITDA	63	52	51	46	49
Tax impact of above adjustments (B)	(26)	(31)	(29)	(30)	(24)
Discrete tax adjustments (C)	—	—	(25)	—	—
NON-GAAP NET INCOME (D)	$ 148	$ 156	$ 90	$ 119	$ 132
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	91	67	74	80	78
Weighted average anti-dilutive LLC Interests (Class B shares)	—	20	8	—	—
Preferred Stock - Shares outstanding at period-end	10	10	10	10	10
SHARE COUNT - NON-GAAP EPS (D)	101	97	92	90	88

RECONCILIATION OF GAAP DILUTED EPS TO NON-GAAP EPS

	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
GAAP DILUTED EPS	$ 0.17	$ 0.36	$ (0.01)	$ 0.08	$ 0.37
Impact of adjustments	1.15	1.08	0.82	1.07	1.03
Impact of preferred dividend	0.15	0.16	0.16	0.17	0.17
Gain on Preferred Stock repurchases (E)	—	—	—	—	(0.08)
NON-GAAP EPS (D)	$ 1.47	$ 1.60	$ 0.97	$ 1.32	$ 1.49

(B) The tax rates used in determining the tax impact of adjustments to net income are the jurisdictional statutory rates in effect for the period.

(C) Amount for Q1 2026 represents a discrete tax benefit related to the Simplification Transactions.

(D) In calculating non-GAAP EPS, Shift4 uses net income before the deduction of dividends on mandatory convertible preferred stock, divided by the weighted-average number of diluted common shares outstanding plus an estimate of the potential shares issuable upon conversion of the mandatory convertible preferred stock. This approach provides a view of earnings per share assuming conversion of the preferred stock which will happen on, or before, May 1, 2028.

(E) Represents the difference between amounts paid to repurchase Preferred Stock and the carrying value of the repurchased shares. The "gain" had no impact on net income, but increased GAAP diluted EPS.

SHIFT4

20

21 Three Months Ended September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 172 $ 224 $ 134 $ 63 $ 221 Capital expenditures (A) (74) (68) (68) (72) (63) FREE CASH FLOW 98 156 66 (9) 158 ADJUSTMENTS: Acquisition, restructuring and integration costs, and other 43 15 22 30 42 ADJUSTED FREE CASH FLOW $ 141 $ 171 $ 88 $ 21 $ 200 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions Third Quarter of 2026 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment.

Third Quarter of 2026

Reconciliation of Class A Common Shares & RSUs

UNAUDITED

	Three Months Ended		
	March 31, 2026	June 30, 2026	September 30, 2026
BEGINNING BALANCE - CLASS A COMMON SHARES	**63,666,837**	**79,328,812**	**78,959,327**
Class B and Class C Common Shares converted into Class A	20,924,337	—	—
Restricted Stock Units ("RSUs") vested	222,879	282,815	70,883
Shares repurchased and retired	(5,485,241)	(652,300)	(4,166,154)
ENDING BALANCE - CLASS A COMMON SHARES	**79,328,812**	**78,959,327**	**74,864,056**
Unvested RSUs - Acquisition-related	257,256	255,285	249,894
Unvested RSUs - Ongoing compensation	2,359,436	2,282,363	2,271,376
Unvested RSUs - One-time discretionary (A)	450,036	423,760	376,154
FULLY DILUTED COMMON SHARES OUTSTANDING (B)	**82,395,540**	**81,920,735**	**77,761,480**

	Three Months Ended				
(in millions)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	**91**	**67**	**74**	**80**	**78**
Weighted average anti-dilutive LLC Interests (Class B shares)	—	20	8	—	—
Mandatory Convertible Preferred Stock - Shares outstanding at period-end	10	10	10	10	10
SHARE COUNT - NON-GAAP EPS	**101**	**97**	**92**	**90**	**88**

	Twelve Months Ended				
EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX INCURRED ON:	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Acquisition-related awards	$ 7	$ 8	$ 9	$ 10	$ 10
Ongoing compensation awards	56	66	55	70	74
One-time discretionary awards (A)	11	11	11	11	10
TOTAL EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX	**$ 74**	**$ 85**	**$ 75**	**$ 91**	**$ 94**

(A) In Q4 2021, Shift4 implemented a one-time discretionary equity award program for non-management employees.
(B) Excludes Mandatory Convertible Preferred Stock.

SHIFT4

22